UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: November 1, 2010
(Date of earliest event reported)
Gas Natural Inc.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	001-34585 (Commission File Number)	27-3003768 (I.R.S. Employer Identification No.)

1 First Avenue South, Great Falls, Montana (Address of principal executive offices)	59401 (Zip Code)
(406) 791-7500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On November 1, 2010, Gas Natural Inc. (the “Gas Natural”) entered into a note purchase agreement with Sun Life Assurance Company of Canada (the “Sun Life”) to refinance the existing debt of its Ohio subsidiaries. Under the note purchase agreement, Gas Natural’s Ohio utilities, Orwell Natural Gas Company (“Orwell”), Northeast Ohio Natural Gas Corp. (“NEO”) and Brainard Gas Corp. (“Brainard”), agreed to issue and sell to Sun Life a $17.7 million senior secured guaranteed promissory note on or before November 28, 2010 (the “ONB Note”) in a private placement (the “ONB Note Purchase Agreement”). The proceeds will be used to retire $5.8 million of debt incurred by Orwell under its $4.3 million term loan and $1.5 million line of credit with The Huntington National Bank, N.A., and $9.5 million of debt incurred by NEO and its affiliate, Great Plains Land Development Co., Ltd. (“GPLD”), under a credit facility with Citizens Bank, N.A. (“Citizens”).
The ONB Note will be guaranteed by Gas Natural’s wholly-owned subsidiaries, Great Plains Natural Gas Company (“Great Plains”) and Lightning Pipeline Company, Inc. (“Lightning”), which serve as intermediate holding companies for NEO and Orwell respectively. The ONB Note will also be guaranteed by Gas Natural and by Richard M. Osborne, individually and as Trustee of the Richard M. Osborne Trust under Restated Trust Agreement dated January 13, 1995 (the “RMO Trust,” and together with Gas Natural, Great Plains and Lightning, the “Guarantors”). Mr. Osborne is Gas Natural’s Chairman, Chief Executive Officer and largest shareholder. Each of the Guarantors is party to the ONB Note Purchase Agreement.
The ONB Note will bear interest at an annual rate equal to 303 basis points over the yield to maturity of the U.S. Treasury Security with a maturity of June 1, 2017 as announced by Bloomberg Financial Markets, using its ICUR function, three days prior to closing of the ONB Note Purchase Agreement. Interest will compound semi-annually. The ONB Note will mature on June 1, 2017 and requires monthly interest payments with the principal due at maturity.
The ONB Note Purchase Agreement requires that Gas Natural and its subsidiaries maintain, on a consolidated basis, an interest coverage ratio of at least 2.0 to 1.0, measured quarterly on a trailing four quarter basis. The ONB Note Purchase Agreement generally defines the interest coverage ratio as the ratio of EBIT to gross interest expense, determined in accordance with GAAP. The interest coverage ratio is measured with respect to Gas Natural and its Ohio subsidiaries on a consolidated basis, and also with respect to Gas Natural, the Ohio subsidiaries and Gas Natural’s other subsidiaries in Montana, Maine and North Carolina, on a consolidated basis. The ONB Note Purchase Agreement also requires that Gas Natural and its subsidiaries not permit indebtedness to exceed 60% of capitalization at any time. Like the interest coverage ratio, the ratio of debt to capitalization is measured on a consolidated basis for Gas Natural and the Ohio subsidiaries, and again on a consolidated basis with respect to Gas Natural and all of its subsidiaries.
Additionally, cash dividends may be paid by the Ohio subsidiaries to their respective parent companies only if (i) the aggregate amount of all such dividends and any distributions, redemptions and repurchases for the fiscal year do not exceed sixty percent (60%) of net income of the Ohio subsidiaries (determined on a consolidated basis and in accordance with GAAP), and (ii) there exists no other event of default at the time the dividend is paid.
The ONB Note Purchase Agreement also contains other customary loan covenants and default provisions, such as failing to make any interest payment within five days of when due, failing to comply with a financial covenant, breaching a representation or warranty in any material respect or defaulting on debt owed to other creditors. An event of default, if not cured or not subject to cure, would require Gas Natural and each of the Ohio subsidiaries to immediately pay the outstanding principal balance of the ONB Note as well as any and all interest and other payments due. An event of default would also entitle

Sun Life to exercise certain rights with respect to collateral that secures the indebtedness incurred under the ONB Note.
Great Plains is indebted to Citizens in the amount of approximately $2.3 million and has entered a separate note purchase agreement with Sun Life to refinance that debt (the “Great Plains Note Purchase Agreement,” and together with the ONB Note Purchase Agreement, the “Note Purchase Agreements”). Under the Great Plains Note Purchase Agreement, Great Plains will issue and sell to Sun Life a promissory note in the amount of $2.3 million (the “Great Plains Note,” and together with the ONB Note, the “Notes”). Closing must occur no later than November 28, 2010. The Great Plains Note will bear interest at the annual rate of 3-month LIBOR plus 3.85% and require quarterly interest payments with the principal due at maturity, three years after closing. Gas Natural and Lightning will be party to the Great Plains Note Purchase Agreement as guarantors. The Great Plains Note will also be guaranteed by Mr. Osborne, as Trustee of the RMO Trust. The Great Plains Note Purchase Agreement contains financial covenants and other loan covenants and default provisions that are substantially similar to those of the ONB Note Purchase Agreement.
The Notes will be collateralized by a security interest in the assets of the Ohio subsidiaries. The Notes will also be collateralized by Gas Natural’s pledge of all of the shares of capital stock of Lightning, Great Plains and Brainard, and pledges by Lightning and Great Plains of all of the shares of capital stock of Orwell and NEO respectively. Closing of the transactions contemplated by the Note Purchase Agreements is subject to utility regulatory approval.
The foregoing summaries of the terms of these documents do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached hereto, which are incorporated herein by reference. The Note Purchase Agreements are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits.

Exhibit No.	Description
10.1
Note Purchase Agreement, dated November 1, 2010, by and among Sun Life Assurance Company of Canada, Gas Natural Inc., Orwell Natural Gas Company, Northeast Ohio Natural Gas Corp., Brainard Gas Corp., Lightning Pipeline Company, Inc., Great Plains Natural Gas Company and Richard M. Osborne, as Trustee of the Richard M. Osborne Trust under Restated Trust Agreement of January 13, 1995

10.2	Note Purchase Agreement, dated November 1, 2010, by and among Sun Life Assurance Company of Canada, Gas Natural Inc., Lightning Pipeline Company, Inc. and Great Plains Natural Gas Company
99.1	Press Release, dated November 2, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gas Natural Inc.
By:	/s/ Thomas J. Smith
	Name:	Thomas J. Smith
	Title:	Vice President and Chief Financial Officer

Dated: November 2, 2010

EXHIBIT INDEX

Exhibit Number	Description
10.1
Note Purchase Agreement, dated November 1, 2010, by and among Sun Life Assurance Company of Canada, Gas Natural Inc., Orwell Natural Gas Company, Northeast Ohio Natural Gas Corp., Brainard Gas Corp., Lightning Pipeline Company, Inc., Great Plains Natural Gas Company and Richard M. Osborne, as Trustee of the Richard M. Osborne Trust under Restated Trust Agreement of January 13, 1995

10.2	Note Purchase Agreement, dated November 1, 2010, by and among Sun Life Assurance Company of Canada, Gas Natural Inc., Lightning Pipeline Company, Inc. and Great Plains Natural Gas Company
99.1	Press Release, dated November 2, 2010

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